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                                                              EXHIBIT (a)(1)(vi)

                         FORM OF CONFIRMATION OF RECEIPT
                      OF NOTICE TO WITHDRAW FROM THE OFFER

         This communication confirms our receipt of your Notice to Withdraw from the Offer pursuant to our Offer to Exchange an Exercise Price and Certain Outstanding Warrants for Common Shares and New Warrants dated July 9, 2003 (the "Offer") and nullifying your previously submitted Election Form.

         Please note that the Notice to Withdraw from the Offer completely withdraws you from the Offer.

In addition, you may change your mind and re-accept the Offer by completing and delivering a new Election Form, your Exercise Price and your warrant certificate per the procedures set forth in the Offer prior to 5:00 p.m., Mountain Time, on August 6, 2003.

         If you have any questions regarding this confirmation, contact:

                               CANYON RESOURCES CORPORATION
                               Attention:  Richard H. De Voto
                               14142 Denver West Parkway, Suite 250
                               Golden, Colorado  80401
                               Telephone:    303/278-8464
                               Fax:          303/279-3772





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